UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 3, 2015 (November 2, 2015)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Transaction Agreement and Conditions Appendix

The Acquisition

On November 2, 2015, Activision Blizzard, Inc., a Delaware corporation (“Activision Blizzard” or the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Company, ABS Partners C.V., a partnership formed in The Netherlands and a wholly-owned subsidiary of the Company (“Acquisition Sub”), and King Digital Entertainment plc, a public limited company incorporated under the laws of Ireland (“King”).  Under the terms of the Transaction Agreement, Acquisition Sub will acquire King (the “Acquisition”) pursuant to a scheme of arrangement under Chapter 1 of Part 9, and a related capital reduction under Sections 84 and 85, of the Irish Companies Act of 2014 (the “Scheme”).  As a result of the Scheme and Acquisition, King will become a wholly-owned subsidiary of the Company.

At the effective time of the Scheme, King shareholders will become entitled to receive $18.00 in cash (the “Consideration”) in exchange for each King share they then hold.

The Transaction Agreement provides that, at any time prior to April 2, 2016, the Company may elect (with the consent of the Irish Takeover Panel) to implement the Acquisition by way of a takeover offer in accordance with the Irish Takeover Panel Act 1997 and Takeover Rules, 2013, as amended.

Conditions to the Acquisition

The conditions to the implementation of the Acquisition are set forth in Appendix I to the announcement (the “Rule 2.5 Announcement”) issued jointly by the Company and King pursuant to Rule 2.5 of the Irish Takeover Rules on November 2, 2015 (the “Conditions Appendix”).  Each party’s obligation to implement the Acquisition is conditional upon, among other conditions:

•                 the approval of the Scheme by a majority in number of members of each class of King shareholders (as may be directed by the Irish High Court pursuant to Section 450(5) of the Irish Companies Act 2014) representing at least 75% or more in value of the King shares of that class, at the court-sanctioned scheme meeting(s) of King shareholders called for that purpose, and the approval by King shareholders of certain other resolutions, at the extraordinary general meeting of King shareholders called for that purpose;

•                 the sanction by the Irish High Court of the Scheme and registration of the Court Order with the Irish Registrar of Companies;

•                 all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Acquisition having expired or having been terminated, and the receipt of the required regulatory clearances under the antitrust, competition or foreign investment laws of the European Union and South Korea;

•                 no injunction, restraint or prohibition by any court of competent jurisdiction or antitrust order by any relevant governmental authority which prohibits consummation of the Acquisition having been entered and which is continuing to be in effect;

•                 the truth and accuracy of the other party’s representations and warranties in the Transaction Agreement, generally subject to a material adverse effect standard; and

•                 the performance by the other party of all of its obligations and compliance with all of its covenants under the Transaction Agreement in all material respects.

Representations, Warranties and Covenants

The Transaction Agreement contains customary representations, warranties and covenants by the Company and King.  The Company and King have agreed, among other things, subject to certain exceptions, that King may not (a) directly or indirectly solicit, initiate, knowingly facilitate or knowingly encourage any offer or alternative proposal for specified alternative transactions, (b) participate in discussions or negotiations regarding such an offer or proposal with, or furnish any non-public information regarding such an offer or proposal to, any person that has made or, to King’s knowledge, is considering making such an offer or proposal or (c) expressly waive, terminate, amend or modify any standstill or similar obligation (subject to certain conditions).  In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Transaction Agreement, all reasonable endeavors to cause the Acquisition to be consummated as promptly as practicable.  Subject to certain exceptions, the Transaction Agreement also requires King to call and hold an extraordinary general meeting of shareholders and requires the board of directors of King to recommend approval of the Acquisition.

Termination

The Transaction Agreement may be terminated by mutual written consent of the parties.  The Transaction Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (a) the Scheme has not become effective by May 2, 2016 (the “End Date”), subject to certain conditions, provided that the End Date will be extended to as late as August 2, 2016 in certain circumstances, (b) the requisite King shareholder approvals are not obtained, (c) the other party breaches its representations or covenants and such breach would result in the closing conditions not being satisfied, subject to a cure period, or (d) the Irish High Court declines to sanction the Scheme, unless both parties agree to appeal the decision.  King also has the right, prior to the receipt of King shareholder approval, to terminate the Transaction Agreement to accept a King Superior Proposal (as defined in the Transaction Agreement) in certain circumstances.

The Transaction Agreement contains representations and warranties made by and to the parties thereto as of specific dates.  The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract.  In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Expenses Reimbursement Agreement

In addition, on November 2, 2015, the Company and King entered into an Expenses Reimbursement Agreement (the “ERA”), the terms of which have been approved by the Irish Takeover Panel.  Under the ERA, King has agreed to pay to the Company the documented, specific and quantifiable third-party costs and expenses incurred by the Company and Acquisition Sub in connection with the Acquisition if the Transaction Agreement is terminated in certain specified circumstances.  The maximum amount payable by King to the Company pursuant to the ERA is an amount equal to 1% of the total value of the issued share capital of King that is the subject of the Acquisition.

Voting Undertakings

In connection with the Acquisition, irrevocable undertaking have been provided by each of Messrs. Riccardo Zacconi, Stephane Kurgan and Sebastian Knutsson, being members of the King board, which provide that, solely in their capacity as King shareholders, they will vote in favor of the Scheme (or, in the event that the Acquisition is implemented by way of a takeover offer on terms and conditions at least as favorable, in aggregate, as the Scheme, to accept the takeover offer or procure acceptance of the takeover offer) in respect of their entire beneficial holdings of King shares, amounting to, in aggregate, 49,408,045 King shares, representing approximately 16% of the issued share capital of King on October 30, 2015 (being the last practicable date prior to the publication of the Rule 2.5 Announcement).

In addition, irrevocable undertaking have been provided by Bellaria Holding S.à r.l. (an affiliate of Apax WW Nominees Ltd.) and Mr. Thomas Hartwig, King’s Chief Technology Officer, which provide that, solely in their capacity as King shareholders, they will vote in favor of the Scheme (or, in the event that the Acquisition is implemented by way of a takeover offer on terms and conditions at least as favorable, in aggregate, as the Scheme, to accept the takeover offer or procure acceptance of the takeover offer) in respect of their entire beneficial holdings of King shares, amounting to, in aggregate, 147,107,666 King shares, representing approximately 47% of the issued share capital of King on October 30, 2015 (being the last practicable date prior to the publication of the Rule 2.5 Announcement).

In addition, irrevocable undertakings have been provided by Messrs. Robert Miller, Marcus Jacobs, Tjodolf Sommestad and Nicholas Pointon and Ms. Frances Williams and Jill Kyne, being holders of King’s linked shares (the “Linked Shares”), which provide that, in their capacity as holders of Linked Shares, they will vote in favor of the Scheme at the relevant class meetings relating to approval of the Scheme in respect of their entire beneficial holdings of Linked Shares, amounting to, in aggregate, 190,790 Linked Shares which, together with the irrevocable undertakings from Messrs. Zacconi and Kurgan referred to above (which amount to 2,077,080 Linked Shares in aggregate), represent approximately 92% of the issued Linked Share capital on October 30, 2015 (being the last practicable date prior to the publication of the Rule 2.5 Announcement).

These irrevocable undertakings will lapse in the event that the Scheme lapses or is withdrawn, the resolutions are not passed at the King extraordinary general meeting and the Irish High Court meeting, the Irish High Court declines or refuses to sanction the Scheme, the Scheme does not become effective on or before the End Date, a firm intention to make a higher competing offer is announced pursuant to Rule 2.5 of the Irish Takeover Rules, the board of directors of King withdraws its recommendation to King shareholders to vote in favor of the Scheme or the Company announces that it will not proceed with the Acquisition.

The foregoing description of the terms of the Transaction Agreement, the Conditions Appendix, the ERA and the Voting Undertakings are only summaries, and do not purport to be complete, and are qualified in their entirety by the complete text of the Transaction Agreement, the Conditions Appendix, the ERA and the Voting Undertakings, copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4 hereto, respectively, and incorporated herein by reference.  The documents attached hereto have been included to provide investors with information regarding their terms.

Item 2.02.                                        Results of Operations and Financial Condition.

On November 2, 2015, the Company issued a press release announcing results for the Company for the fiscal quarter ended September 30, 2015. A copy of the press release is attached hereto as Exhibit 99.2.  The Company is hosting a conference call and webcast in conjunction with that release.

Certain Information Not Filed.  The information in Item 2.02 of this Form 8-K and Exhibit 99.2 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such Item 2.02 or such Exhibit 99.2 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Agreement

In conjunction with the Acquisition and the Scheme, on November 2, 2015, the Company entered into a First Amendment (the “Amendment”), which amends the Credit Agreement, dated as of October 11, 2013 (the “Existing Credit Agreement”, as amended by the Amendment, the “Credit Agreement”), by and among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders, and the several other agents party thereto.  The Amendment, among other things, provides for Incremental Term Loans in the form of Tranche B-2 Term Loans (each, as defined in the Credit Agreement) in an aggregate principal amount of approximately $2.3 billion.  The proceeds of the Tranche B-2 Term Loans will be used to fund the Acquisition.

Prior to the Amendment, approximately $1.869 billion of term loans (the “Existing Term Loans”) were outstanding under the Existing Credit Agreement, and, if all Tranche B-2 Term Loans are drawn to consummate the

Acquisition, there will be approximately $4.169 billion of term loans outstanding under the Credit Agreement.  The Tranche B-2 Term Loans will mature on the date that is seven years and six months after the date of the initial funding of the Tranche B-2 Term Loans and will, like the Existing Term Loans, bear interest, at the Company’s option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 1/2 of 1%, (ii) the prime commercial lending rate of Bank of America, N.A. and (iii) the London Interbank Offered Rate (“LIBOR”) for an interest period of one month beginning on such day plus 1%, or (b) LIBOR, in each case, plus an applicable interest margin.  LIBOR will be subject to a floor of 0.75% and base rate will be subject to a floor of 1.75%.  The applicable interest margin for Tranche B-2 Term Loans will be 3.00% for LIBOR borrowings and 2.00% for base rate borrowings.  Voluntary prepayments of the Tranche B-2 Term Loans are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00% premium payable in connection with certain repricing transactions within the first six months after the date of the initial funding of the Tranche B-2 Term Loans.  The Tranche B-2 Term Loans will be secured by the same collateral and guaranteed by the same guarantors as the Existing Term Loans.  The other terms of the Tranche B-2 Term Loans are also generally the same as the terms of the Existing Term Loans.

A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Commitment Letter

In conjunction with the Acquisition and the Scheme, on November 2, 2015, the Company also entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. and Goldman Sachs Bank USA (the “Debt Financing Sources”).  Pursuant to the Commitment Letter, subject to the conditions set forth therein, the Debt Financing Sources committed to provide the Company with the Tranche B-2 Term Loans on such modified terms as set forth therein (Tranche B-2 Term Loans as so modified, the “Tranche A Term Loans”) in the same aggregate principal amount and for the same purpose as the original Tranche B-2 Term Loans.  The Tranche A Term Loans will be effected via, and subject to the passing of, a second amendment to the Credit Agreement and will mature on October 11, 2020.

A copy of the Commitment Letter is attached as Exhibit 10.2 hereto and incorporated herein by reference.  The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Cash Confirmation

Under the Irish Takeover Rules, no financing condition to the Acquisition is permitted.  As is customary, Acquisition Sub has executed and delivered a cash confirmation representation letter to its financial advisor, in which it has given various representations, warranties and undertakings in relation to the sources and availability of the funding.  In conjunction with the representation letter, Acquisition Sub and the Company have segregated $3.56 billion in cash in separate bank accounts, where the cash is not accessible to the Company or Acquisition Sub for operating cash needs, as its use has been administratively restricted for use in the consummation of the Acquisition.

Item 7.01.                                        Regulation FD Disclosure.

In connection with the Acquisition, the Company and King issued the Rule 2.5 Announcement pursuant to Rule 2.5 of the Irish Takeover Rules on November 2, 2015.  The full text of the Rule 2.5 Announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Certain Information Not Filed.  The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such Item 7.01 or such Exhibit 99.1 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

2.1                               Transaction Agreement, dated November 2, 2015, by and among King Digital Entertainment plc, ABS Partners C.V.  and Activision Blizzard, Inc.

2.2                               Appendix I to the Rule 2.5 Announcement (Conditions Appendix).

2.3                               Expenses Reimbursement Agreement, dated November 2, 2015, by and between King Digital Entertainment plc and Activision Blizzard, Inc.

2.4                               Form of Voting Undertaking executed by certain shareholders of King Digital Entertainment plc.

10.1                        First Amendment to the Credit Agreement, dated as of October 11, 2013, by and among Activision Blizzard, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the several other agents party thereto.

10.2                        Commitment Letter, dated November 2, 2015, by and among Activision Blizzard, Inc., Bank of America, N.A. and Goldman Sachs Bank USA.

99.1                        Rule 2.5 Announcement, dated November 2, 2015 (furnished, not filed).

99.2                        Press Release dated November 2, 2015 (furnished, not filed).

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Form 8-K that are not historical facts are forward-looking statements, including, but not limited to, statements about the expectations, assumptions, beliefs, plans, intentions or strategies of the Company, King or their respective boards of directors, as the case may be, regarding the future, including, but not limited to, statements about the Acquisition described herein, benefits and synergies of the Acquisition, projections of revenues, gross bookings, expenses, income or loss, adjusted EBITDA or adjusted EBITDA margin, earnings or loss per share, cash flow or other financial items, future opportunities, anticipated business levels, future financial or operating performance, planned activities and objectives, including those related to product releases, anticipated growth, market opportunities, strategies, competition and other expectations, targets for future periods, and assumptions underlying such statements. These forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “to be”, “might”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “future”, “positioned”, “potential”, “intend”, “continue”, “remain”, “scheduled”, “outlook”, “set to”, “subject to”, “upcoming”, “target” and variations of these words or similar expressions. Forward-looking statements are subject to business and economic risk, reflect the Company’s and/or King management’s current expectations and estimates, and are inherently uncertain and difficult to predict.  Actual future results may differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: uncertainties as to the timing of the Acquisition; uncertainties as to whether the Company will be able to consummate the Acquisition; uncertainties as to whether shareholders will provide the requisite approvals for the Acquisition on a timely basis or at all; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the Acquisition will not be satisfied, including without limitation obtaining the requisite shareholder approval of the Scheme; the possibility that the Company will be unable to obtain regulatory approvals for the Acquisition on a timely basis or at all, or be required, as a condition to obtaining regulatory approvals, to accept conditions that could reduce the anticipated benefits of the Acquisition; the possibility that shareholders will file lawsuits challenging the Acquisition, including actions seeking to rescind the Scheme or enjoin the consummation of the Acquisition; the ability to meet expectations regarding the accounting and tax treatments of the Acquisition; changes in relevant tax and other laws or regulations; the integration of King being more difficult, time-consuming or costly than expected; the diversion of the Company and/or King management time and attention to issues relating to the Acquisition and integration; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Acquisition; difficulty retaining certain key employees of King and the Company following the Acquisition; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the Acquisition within the expected time-frames or at all; the scope, timing and outcome of any ongoing legal proceedings involving the Company or King and the impact of any such proceedings on financial condition, results of operations and/or cash flows of the Company, King or the combined company; the possibility that costs, fees, expenses or charges the Company and/or King incur in connection with the Acquisition are greater than expected; the possibility that the Scheme may be terminated in circumstances that require King to reimburse certain expenses to the Company or the Company to pay a termination fee to King related to the Acquisition; the ability of the Company, King or the combined company to protect intellectual property and preserve intellectual property rights; and changes in the economic and financial conditions of the businesses of the Company, King, or the combined company.

In addition, with regard to the Company, a number of important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of the Company’s titles; increasing concentration of revenue among a small number of titles; the Company’s ability to predict consumer preferences, including interest in specific genres and preferences among hardware platforms; the amount of the Company’s debt and the limitations imposed by the covenants in the agreements governing such debt; adoption rate and availability of new hardware (including peripherals) and related software, particularly during the console transitions; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles;  changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; and the impact of the current macroeconomic environment.

Further, with regard to King, a number of important factors could cause King’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the fact that a relatively small number of games continue to account for a substantial majority of King’s revenue and gross bookings, and declines in popularity of these games could harm King’s financial results; King’s ability to develop new games and enhance existing games in a timely manner; delays to the launch of new games; revenues and gross bookings from King’s new games not being sufficient to offset declines due to its more mature games; market acceptance of new games and enhancements to existing games; intense industry competition; King’s reliance on the casual game format and the success of its efforts to expand beyond the casual format; the need to anticipate and successfully develop games for new technologies, platforms and devices; challenges in measuring key operating metrics, and real or perceived inaccuracies in such metrics; reliance on various third-party platforms; reliance on key personnel; acquisition-related risks, including King’s ability to integrate recent acquisitions and unforeseen difficulties in developing and introducing new games from acquired companies and customer acceptance of such games; protection or enforcement of  King’s intellectual property rights; the continued effectiveness of King’s marketing programs; litigation risks and associated costs; risks associated with operating and offering games in multiple jurisdictions; and general economic conditions and their impact on consumer spending and foreign currency exchange rates.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s and King’s overall businesses, including those identified in “Risk Factors” included in Part I, Item 1A of the Company’s most recent annual report on Form 10-K or in Part I, Item 3.D of King’s most recent annual report on Form 20-F and most recent quarterly report on Form 6-K.

Any forward-looking statements in this Form 8-K are based upon information available to the Company, King and/or their respective boards of directors, as the case may be, as the date of this Form 8-K and, while believed to be true when made, may ultimately prove to be incorrect.  Subject to any obligations under applicable law, rules and regulations, none of the Company, King or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to the Company, King, their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Statements Required by the Irish Takeover Rules

The directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V. (i.e., Acquisition Sub)) accept responsibility for the information contained in this announcement relating to Activision Blizzard, Inc., the Activision Blizzard group of companies, the directors of Activision Blizzard, Inc. and members of their immediate families, related trusts and persons connected with them.  To the best of the knowledge and belief of the directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V.) (who have taken all reasonable care to ensure that such is the case), the information contained in this Form 8-K is in accordance with the facts and does not omit anything likely to affect the import of such information.

Except for the specific information relating to King’s earnings for the quarter ended September 30, 2015 or the quarter ended December 31, 2015 set out in the Rule 2.5 Announcement, nothing in this Form 8-K is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for the Company or King, as appropriate.  No statement in this Form 8-K constitutes an asset valuation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 3, 2015

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Transaction Agreement, dated November 2, 2015, by and among King Digital Entertainment plc, ABS Partners C.V. and Activision Blizzard, Inc.

2.2	Appendix I to the Rule 2.5 Announcement (Conditions Appendix).

2.3	Expenses Reimbursement Agreement, dated November 2, 2015, by and between King Digital Entertainment plc and Activision Blizzard, Inc.

2.4	Form of Voting Undertaking executed by certain shareholders of King Digital Entertainment plc.

10.1

First Amendment to the Credit Agreement, dated as of October 11, 2013, by and among Activision Blizzard, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the several other agents party thereto.

10.2	Commitment Letter, dated November 2, 2015, by and among Activision Blizzard, Inc., Bank of America, N.A. and Goldman Sachs Bank USA.

99.1	Rule 2.5 Announcement, dated November 2, 2015 (furnished, not filed).

99.2	Press Release dated November 2, 2015 (furnished, not filed).